United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of report (Date of earliest event reported): July 17, 2008

ALLOY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26023	04-3310676
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 West 26th Street, 11th Floor

New York, NY 10001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 244-4307

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

At the Annual Meeting of Stockholders held on July 17, 2008 (the “2008 Annual Meeting”), the stockholders of Alloy, Inc. (the “Company”) approved the adoption of the Alloy, Inc. Executive Incentive Bonus Plan (the “Incentive Plan”). The Company anticipates that performance-based incentives granted under the Incentive Plan will be exempt from the limits of Section 162(m) of the Internal Revenue Code and therefore subject to deduction by the Company as a business expense.

A copy of the Incentive Plan is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

During the nomination process for directors for election at the 2008 Annual Meeting, the corporate governance and nominating committee (the “Nominating Committee”) of the board of directors of the Company (the “Board”) considered the benefits of reallocating Matthew C. Diamond, the Company’s Chief Executive Officer, and James K. Johnson, Jr., the Company’s Chief Operating Officer, the founders and principal executive officers of the Company and the two management directors proposed for reelection, between different classes of the Board. Subsequent to the 2008 Annual Meeting, the full Board further considered this issue and determined that, with the cooperation of Mr. Johnson: (i) Mr. Johnson would voluntarily resign as a director with his term expiring in the 2011 class and be appointed to the class of directors coming up for re-election in 2009; (ii) the size of the 2011 class would be reduced from three to two persons; and (iii) the size of the 2009 class would be increased from two to three persons. Such actions were taken at this time so that Mr. Johnson would serve a single year term within his new class prior to the Company’s 2009 annual meeting, at which it is anticipated he will be re-nominated for election as a director.

The Board has determined that the principal purpose of a classified board of directors is to achieve a continuity of management for the benefit of the Company and its shareholders. Consequently, having Mr. Diamond and Mr. Johnson in one class could potentially impair such purpose if there were an attempt to dramatically change the directors of the Company. This reallocation will also help serve the stated purposes of the Nominating Committee, which, pursuant to its committee charter, is charged with evaluating directors in their management function over the affairs of the Company. For example, if there were corporate governance concerns or a management breakdown, it would be easier to arrive at a decision whether or not to re-nominate a management director if the decision were not subject to skewing the classes among the classified Board.

Mr. Johnson’s resignation and reappointment were effective simultaneously on July 18, 2008. Mr. Johnson was a member of the administration committee of the Board, to which committee he was reappointed in connection with the allocation. Mr. Johnson has been provided with a copy of this Form 8-K Current Report and has had the opportunity to comment on its content. The reallocation of Mr. Johnson from one class of directors to another class neither had effect on his executive officer positions with the Company nor any aspect of his compensation, and his employment arrangement with the Company will continue in full effect.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1 Alloy, Inc. Executive Incentive Bonus Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOY, INC.

Date: July 22, 2008	/s/ Matthew C. Diamond
Matthew C. Diamond Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
(d)	Exhibits.

99.1	Alloy, Inc. Executive Incentive Bonus Plan